UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

Payment of Interest on Discount Notes due on October 15, 2012

LBI Media Holdings, Inc. (“Holdings”) is the issuer of 11% discount notes due 2013 (the “Discount Notes”). A semi-annual interest payment on the Discount Notes of $3.8 million was due on October 15, 2012. Holdings did not make that interest payment as scheduled and is currently within the thirty-day grace period provided by the indenture governing the Discount Notes (the “Discount Notes Indenture”). Non-payment of interest on the scheduled due date is not an event of default under the Discount Notes Indenture unless the interest payment is not made within such thirty-day grace period. If Holdings does not make the interest payment on or before November 14, 2012, however, the trustee for the Discount Notes or holders of at least 25% of the outstanding principal amount of the Discount Notes would be permitted under the terms of the Discount Notes Indenture to accelerate Holdings’ obligation to repay the Discount Notes, of which Holdings’ total outstanding obligations, including accrued and unpaid interest, was $72.2 million as of October 15, 2012 (which includes $28.1 million in principal amount and accrued and unpaid interest on Discount Notes held by Holdings), by providing notice of such acceleration to Holdings. In addition, any failure by Holdings to make such interest payment on or before November 14, 2012 with respect to outstanding Discount Notes aggregating $10.0 million or more will constitute an event of default under the terms of the Amended and Restated Credit Agreement of LBI Media, Inc. (“Media”), dated as of March 18, 2011 (the “Credit Agreement”), pursuant to which Media’s total outstanding obligations, including accrued and unpaid interest, was $22.9 million as of October 15, 2012. The occurrence of such an event of default, regardless of whether the trustee for the Discount Notes or holders of at least 25% of the outstanding principal amount of the Discount Notes provides a notice of acceleration of the Discount Notes, would allow the administrative agent of the Credit Agreement, acting individually or at the request of the lenders having loans, letter of credit exposure and unused commitments representing in excess of 50% of the sum of the total loans, letter of credit exposure and unused commitments under the Credit Agreement, to declare the amount outstanding under the Credit Agreement due and payable and/or to terminate the commitments under the Credit Agreement. If the amount outstanding under the Credit Agreement is accelerated and the principal amount outstanding under the Credit Agreement at the time of such acceleration aggregates $10.0 million or more, then such acceleration would constitute an event of default under the terms of (i) the indenture governing the First Priority Senior Secured Notes (under which Media’s total outstanding obligations, including accrued and unpaid interest, was $220.0 million as of October 15, 2012) and (ii) the indenture governing Media’s 8 1/2% senior subordinated notes due 2017 (the “Old Senior Subordinated Notes”, and together with the Discount Notes, the “Old Notes”) (under which Media’s total outstanding obligations, including accrued and unpaid interest, was $232.8 million as of October 15, 2012). The occurrence of such events of default would then allow the trustee of the First Priority Senior Secured Notes or the Old Senior Subordinated Notes, as applicable, or the holders of at least 25% in principal amount of the outstanding First Priority Senior Secured Notes or the Old Senior Subordinated Notes, as applicable, to provide an acceleration notice to Media declaring the total outstanding obligations, including accrued and unpaid interest, on all the First Priority Senior Secured Notes or the Old Senior Subordinated Notes due and payable, as applicable.

Summary of Amended Exchange Offers

As previously disclosed in a Form 8-K filed on October 12, 2012 by Holdings, Media and Holdings amended the terms of their private exchange offers (the “Amended Exchange Offers”) and solicitation of consents (the “Exchange Offers Consents”), with respect to Holdings’ Discount Notes and Media’s Old Senior Subordinated Notes.

Exchange Offer for 11% Discount Notes due 2013 of Holdings

•

Holdings and Media are offering to exchange either new 11% second priority secured springing subordinated notes due 2020 of Media (the “Second Priority Secured Springing Subordinated Notes”) or new 11% senior notes due 2017 (the “Holdings Notes” and, together with the Second Priority Secured Springing Subordinated Notes, the “New Notes”) for any and all of Holdings’ outstanding Discount Notes.

•

Holders of outstanding Discount Notes may choose, at their discretion, whether to receive new Second Priority Secured Springing Subordinated Notes or new Holdings Notes for their existing Discount Notes.

•	Participating holders of Discount Notes in the Amended Exchange Offers will receive in cash accrued and unpaid interest on their accepted Discount Notes through October 15, 2012.

•

Participating holders of Discount Notes in the Amended Exchange Offers will also receive accrued and unpaid interest on their accepted Discount Notes from October 15, 2012 up to, but not including, the settlement date of the Amended Exchange Offers, in the form of either Second Priority Secured Springing Subordinated Notes or Holdings Notes, consistent with the New Notes that such holder elected to receive in exchange for such holders’ Discount Notes, and rounding such amount to the nearest $1,000 principal amount of Second Priority Secured Springing Subordinated Notes or Holdings Notes, as applicable.

•

58.5% of the principal amount of the Discount Notes not held by Holdings or Holdings’ affiliates, have delivered, or have agreed to deliver their consents to the proposed amendments to the indenture governing the Discount Notes. The proposed amendments to the indenture governing the Discount Notes will, among other things, eliminate or waive substantially all of the restrictive covenants contained in the indenture governing the Discount Notes (including the elimination of the covenant that prohibits, subject to certain exceptions, the restricted subsidiaries of Holdings, including Media, from entering into agreements that restrict the ability of such subsidiaries, including Media, to pay dividends or other distributions to Holdings).

Exchange Offer for 8.5% Senior Subordinated Notes due 2017 of Media

•	Media is concurrently offering to exchange its new Second Priority Secured Springing Subordinated Notes for any and all of Media’s outstanding Old Senior Subordinated Notes.

•

Participating holders in the Amended Exchange Offers will receive accrued and unpaid interest on their accepted Old Senior Subordinated Notes up to, but not including, the settlement date of the Amended Exchange Offers, in the form of Second Priority Secured Springing Subordinated Notes, and rounding such amount to the nearest $1,000 principal amount of Second Priority Secured Springing Subordinated Notes.

Old Notes may still be tendered and Exchange Offers Consents may still be delivered until midnight, New York City time, on October 25, 2012 unless the Exchange Offers or solicitation of Exchange Offers Consents is terminated or withdrawn earlier, or unless the Exchange Offers or solicitation of Exchange Offers Consents is extended.

As previously disclosed, the Exchange Offers are subject to certain conditions. In addition, Media has the right to amend, terminate or withdraw any of the Exchange Offers or solicitation of Exchange Offers Consents, at any time and for any reason, including if any of the conditions to the Exchange Offers or solicitation of Exchange Offers Consents are not satisfied.

This Form 8-K shall not constitute a solicitation of consents, an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Holdings’ and Media’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Holdings and Media undertake no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on October 18, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Blima Tuller
Blima Tuller
Chief Financial Officer